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                                                                   EXHIBIT 10.16



                        MORTGAGE, SECURITY AGREEMENT AND
                           FIXTURE FINANCING STATEMENT


         THIS INSTRUMENT (this "Instrument") is made and entered into this 23rd day of July, 2001, by and between CHURCHILL WEAVERS, INC., a Kentucky corporation, having a mailing address of 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328 ("Obligor"), and WACHOVIA BANK, N.A. ("Wachovia"), having a mailing address of 191 Peachtree Street, 30th Floor, Atlanta, Fulton County, Georgia 30303, as agent (together with its successors and assigns, as "Collateral Agent" under the Intercreditor Agreement, as defined herein), for itself, Bank of America, N.A. ("Bank of America"), having a mailing address of Independence Center, 15th Floor, NCI 001-15-04, Charlotte, Mecklenburg County, North Carolina 28255, The Prudential Insurance Company of America ("Prudential"), having a mailing address of Prudential Capital Group, Two Ravinia Drive, Suite 1400, Atlanta, Fulton County, Georgia 30346, and any other "Purchasers" who may become a party (collectively, the "Purchasers") to that certain Subordinated Note and Warrant Purchase Agreement by and among Crown Crafts, Inc., a Georgia corporation ("Crown Crafts"), Collateral Agent and the Purchasers dated as of the date hereof (as amended or otherwise modified from time to time, the "Purchase Agreement"; capitalized terms used herein without definition have the meanings set forth in the Purchase Agreement).

                                   WITNESSETH:

         WHEREAS, Crown Crafts has requested that each Purchaser make a subordinated debt investment in Crown Crafts;

         WHEREAS, the Purchasers have each agreed to make a subordinated debt investment in Crown Crafts on the terms and subject to the conditions set forth in the Purchase Agreement;

         WHEREAS, the Purchasers and Wachovia, as Collateral Agent, have entered into that certain Intercreditor Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Intercreditor Agreement"), pursuant to which Wachovia is appointed as Collateral Agent for the Purchasers;

         WHEREAS, Obligor, as a subsidiary of the Crown Crafts, has agreed to guarantee to the Purchasers the performance of the Obligations (as defined in the Purchase Agreement) of Crown Crafts in accordance with the terms of this Instrument;

         WHEREAS, in order to secure the performance of such guaranty, Obligor has agreed to grant, bargain, sell, convey, assign, transfer and set over unto Collateral Agent, for the ratable


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benefit of the Purchasers and their successors and assigns, certain property owned by Obligor; and

         WHEREAS, Obligor will materially benefit from the loans and advances made and to be made to Crown Crafts under the Purchase Agreement, and Obligor is willing to enter into this Instrument to provide an inducement for the Purchasers to make loans and advances thereunder.

         NOW, THEREFORE, in order to induce the Purchasers to make and continue loans and advances to Crown Crafts under the Purchase Agreement, in consideration of and as security for the debt hereinafter described, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in order to secure the indebtedness and the obligations of Obligor hereinafter set forth, Obligor does hereby irrevocably grant, bargain, sell, convey, assign, transfer and set over unto Collateral Agent, for the ratable benefit of Purchasers and their successors and assigns, all of the following described land and interests in land, estates, easements, rights, improvements, property, fixtures, equipment, furniture, furnishings, appliances and appurtenances (collectively, the "Property"):

         (a) All those tracts or parcels of land and easements more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof (the "Land").

         (b) All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, window screens, awnings and storm sashes, which are or shall be owned by Obligor and attached to said buildings, structures or improvements and all other furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles, building supplies and materials, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned by Obligor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Property, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale of any of the foregoing, and all the right, title and interest of Obligor in any such furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Obligor or on behalf of Obligor, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Property as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Instrument.

         (c) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Land or under or


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above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Obligor.

         (d) All income, rents, issues, profits and revenues of the Property from time to time accruing (including, without limitation, all payments under leases or tenancies, proceeds of insurance, condemnation payments, tenant security deposits whether held by Obligor or in a trust account, and escrow funds), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Obligor of, in and to the same; reserving only the right to Obligor to collect the same (other than insurance proceeds and condemnation payments) so long as Obligor is not in default hereunder.

         (e) All other "Collateral" (as defined in that certain Security Agreement dated as of the date hereof by and among Crown Crafts, Hamco, Inc., Crown Crafts Infant Products, Inc, Obligor, Collateral Agent and the Purchasers (the "Security Agreement")).

         TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Collateral Agent for the ratable benefit of the Purchasers and their successors and assigns, IN FEE SIMPLE forever; and Obligor covenants that Obligor is lawfully seized and possessed of the Property as aforesaid, and has good right to convey the same, that the same is unencumbered except for those matters expressly set forth in Exhibit "B" attached hereto and by this reference made a part hereof, and that Obligor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to those matters set forth in said Exhibit "B" attached hereto.

         This Instrument is given to secure the following described indebtedness (collectively, the "Indebtedness"):

         (a) Obligor's obligations under the Guaranty (as hereinafter set forth in Section 1.01 hereof) of even date herewith in the amount of up to FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) and having a maturity date of JULY 30, 2021, arising from the Purchase Agreement, including, without limitation, the debt and interest thereon evidenced by the Notes, including: (i) those certain promissory notes (the "Wachovia Notes") made by Crown Crafts payable to the order of Wachovia Bank, N.A., described as follows: (1) that certain $7,322,720.00 Subordinated Note dated July 23, 2001 and due on or before July 30, 2007, and (2) that certain Subordinated PIK Note(s); (ii) those certain promissory notes (the "Bank of America Notes") made by Crown Crafts payable to the order of Bank of America, N.A., described as follows: (1) that certain $3,171,360.00 Subordinated Note dated July 23, 2001 and due on or before July 30, 2007, and (2) that certain Subordinated PIK Note(s); and (iii) those certain promissory notes (the "Prudential Notes") made by Crown Crafts payable to the order of The Prudential Insurance Company of America, , described as follows:
(1) that certain $5,505,920.00 Subordinated Note dated July 23, 2001 and due on or before July 30, 2007, and (2) that certain Subordinated PIK Note(s). The Wachovia Notes, the Bank of America Notes and the Prudential Notes, as any of them may be amended or otherwise modified from time to time, are herein collectively referred to as the "Note".


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         (b)      Any and all additional advances made by any Purchaser to
protect or preserve the Property or the lien and security title hereof in and to the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not the Obligor remains the owner of the Property at the time of such advances).

         Should the Indebtedness secured by this Instrument be paid according to the tenor and effect thereof when the same shall become due and payable, and should Obligor perform all covenants herein contained in a timely manner, then this Instrument shall be cancelled and surrendered.

         Obligor hereby further covenants and agrees with Collateral Agent as follows:

                                   ARTICLE 1

         Section 1.01 Guaranty.

         (a) Obligor hereby unconditionally, absolutely, continually and irrevocably guarantees to the Purchasers the payment and performance in full of the Obligations (the "Guaranty"). Obligor's obligations to the Purchasers under the Guaranty are hereinafter referred to as the "Obligor's Obligations". Notwithstanding the foregoing, the liability of Obligor with respect to the Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under the Guaranty subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law. Obligor agrees that it is directly and primarily liable for the Obligations.

         (b) If Crown Crafts shall default in payment or performance of any of the Obligations, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys' fees and expenses), or otherwise, when and as the same shall become due, whether according to the terms of the Security Agreement, by acceleration, or otherwise, or upon the occurrence of any other Event of Default under the Security Agreement that has not been cured or waived, then Obligor, upon demand thereof by Collateral Agent or its successors or assigns, will AS OF THE DATE OF SUCH COLLATERAL AGENT'S DEMAND fully pay to Collateral Agent, subject to any restriction set forth in Paragraph 1.01(a) hereof, an amount equal to all Obligor's Obligations then due and owing.

         (c) The Guaranty is a guaranty of payment and not of collection. The Obligor's Obligations under the Guaranty shall be absolute and unconditional irrespective of the validity, legality or enforceability of the Security Agreement, the Note or any other Transaction Documents or any other guaranty of the Obligations, and shall not be affected by any action taken under the Security Agreement, the Note or any other Loan Document, any other guaranty of the Obligations, or any other agreement between Collateral Agent, the Purchasers and Crown Crafts or any other person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Obligations, or by the release or other disposal of any security for any of the Obligations, or by the dissolution of Crown Crafts or the combination or consolidation of Crown Crafts into or with another entity or any transfer or disposition of any assets of Crown Crafts, or by any extension or renewal of, or


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increase of the amounts available or advanced under, the Security Agreement, the
Note or any other Loan Document, in whole or in part, or by any modification, alteration, amendment or addition of or to the Security Agreement, the Note or any other Loan Document, any other guaranty of the Obligations, or any other agreement between Collateral Agent, the Purchasers and Crown Crafts or any other person or entity, or by any other circumstance whatsoever (with or without notice to or knowledge of Obligor) which may or might in any manner or to any extent vary the obligations of Obligor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor; it being the purpose and intent of the parties hereto that the Guaranty and the Obligor's Obligations under the Guaranty shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

         (d) Obligor hereby covenants and agrees that the Obligor's Obligations will be paid in full as herein provided in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Obligations or the Obligor's Obligations, or the rights of the Purchasers with respect thereto as against Crown Crafts or Obligor, or cause or permit to be invoked any alteration in the time, amount or manner of payment by Obligor of any or all of Crown Crafts of any or all of the Obligations or the Obligor's Obligations.

         (e) In the event that (i) Obligor shall file a petition to take advantage of any insolvency statute; (ii) Obligor shall commence or suffer to exist a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or substantially all of its property;
(iii) Obligor shall file a petition or answer seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country; (iv) a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of Obligor or of the whole or substantially all of its properties, or approve a petition filed against Obligor seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country, or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of Obligor or of the whole or substantially all of its properties and such order, judgment, decree, approval or assumption remains unstayed or undismissed for a period of sixty (60) days; (e) there is commenced against Obligor any proceeding or petition seeking reorganization, arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which proceeding or petition remains unstayed or undismissed for a period of thirty (30) days; (f) there shall occur an Event of Default under the Security Agreement; (g) any default shall occur in the payment of amounts due under the Guaranty; or (h) any other default shall occur under the Guaranty which remains uncured or unwaived for a period of thirty (30) days (each of the foregoing being an "Guaranty Default" under the Guaranty); then notwithstanding any collateral that Collateral Agent or the Purchasers may possess from Crown Crafts or Obligor or any other guarantor of the Obligations, or any other party, at Collateral Agent's election and without notice thereof or demand therefor, the Obligor's Obligations shall immediately become due and payable.


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         (f)      Obligor from time to time shall pay to a Collateral Agent, on demand, at Collateral Agent's place of business set forth in the Security Agreement, the Obligor's Obligations as they become or are declared due, and in the event such payment is not made when due, Collateral Agent may proceed to suit against the Obligor. At Collateral Agent's election, one or more and successive or concurrent suits may be brought hereon by Collateral Agent against the Obligor, whether or not suit has been commenced against Crown Crafts, any other guarantor of the Obligations, or any other person or entity and whether or not Collateral Agent has taken or failed to take any other action to collect all or any portion of the Obligations.

         (g) Obligor waives any right to assert against Collateral Agent or the Purchasers as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which Obligor may now or at any time hereafter have against Crown Crafts, Collateral Agent or the Purchasers, without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to Obligor. If at any time hereafter Collateral Agent or the Purchasers employ counsel for advice or other representation to enforce the Obligor's Obligations that arise out of an Guaranty Default, then, in any of the foregoing events, all of the attorneys' fees arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be paid by Obligor to Collateral Agent on demand and shall constitute part of the Obligor's Obligations under the Guaranty.

         (h) Obligor hereby waives notice of the following events or occurrences: (i) Collateral Agent's or the Purchasers' acceptance of the Guaranty; (ii) the Purchasers' heretofore, now or from time to time hereafter loaning monies or giving or extending credit to or for the benefit of Crown Crafts, whether pursuant to the Security Agreement, the Note or any amendments, modifications, or supplements thereto, or replacements or extensions thereof;
(iii) the Purchasers or Crown Crafts heretofore, now or at any time hereafter, obtaining, amending, substituting for, releasing, waiving or modifying the Security Agreement, the Note or any other Transaction Documents; (iv) presentment, demand, notices of default, non-payment, partial payment and protest; (v) the Purchasers heretofore, now or at any time hereafter granting to Crown Crafts (or any other party liable to the Purchasers on account of the Obligations) any indulgence or extensions of time of payment of the Obligations; and (vi) the Purchasers heretofore, now or at any time hereafter accepting from Crown Crafts or any other person, any partial payment or payments on account of the Obligations or any collateral securing the payment thereof or the Purchasers settling, subordinating, compromising, discharging or releasing the same. Obligor agrees that the Purchasers may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as the Purchasers, in their sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing Obligor from the Obligor's Obligations, and Obligor hereby consents to each and all of the foregoing events or occurrences.

         (i) Obligor hereby agrees that payment or performance by Obligor of the Obligor's Obligations under the Guaranty may be enforced by Collateral Agent upon demand by Collateral Agent to Obligor without Collateral Agent being required, Obligor expressly waiving any right it may have to require Collateral Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against Crown Crafts or any other guarantor of the Obligations, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY


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OBLIGOR THAT DEMAND UNDER THE GUARANTY MAY BE MADE BY COLLATERAL AGENT, AND THE
PROVISIONS HEREOF ENFORCED BY COLLATERAL AGENT, EFFECTIVE AS OF THE FIRST DATE ANY GUARANTY DEFAULT OCCURS AND IS CONTINUING UNDER THE SECURITY AGREEMENT, or
(ii) seek to enforce or resort to any remedies with respect to any security interests, liens or encumbrances granted to Collateral Agent or Purchasers by Crown Crafts or any other person or entity on account of the Obligations or any guaranty thereof. Neither Collateral Agent nor the Purchasers shall have any obligation to protect, secure or insure any of the foregoing security interests, liens or encumbrances on the properties or interests in properties subject thereto. The Obligor's Obligations shall in no way be impaired, affected, reduced, or released by reason of Collateral Agent's or the Purchasers' failure or delay to do or take any of the acts, actions or things described in the Guaranty including, without limiting the generality of the foregoing, those acts, actions and things described herein.

         (j)      Obligor further agrees that to the extent the ruling in Levit
v. Ingersoll Rand Financial Corp. (In re V.N. Deprizio Construction Co.), 874 F.2d 1186 (7th Cir. 1989), is found applicable by a court of competent jurisdiction to the transactions contemplated by the Transaction Documents or any payments thereunder, Obligor shall not have any right of subrogation, reimbursement or indemnity, nor any right of recourse to security for the Obligations. This waiver is expressly intended to prevent the existence of any claim in respect to such reimbursement by Obligor against the estate of Crown Crafts within the meaning of Section 101 of the Bankruptcy Code, and to prevent Obligor from constituting a creditor of Crown Crafts in respect of such reimbursement within the meaning of Section 547(b) of the Bankruptcy Code in the event of a subsequent case involving Crown Crafts.

         (k) The Guaranty shall be effective as of the date hereof and shall continue in full force and effect until the Obligations are fully paid and the Security Agreement has terminated. Collateral Agent shall give Obligor written notice of such termination at Obligor's address set forth in the Security Agreement. The Guaranty shall be binding upon and inure to the benefit of Obligor, the Purchasers, Collateral Agent and their respective successors and assigns. Notwithstanding the foregoing, no Obligor may, without the prior written consent of the Purchasers, assign any rights, powers, duties or obligations under the Guaranty. Any claim or claims that the Purchasers may have at any time hereafter have against Obligor under the Guaranty may be asserted by Collateral Agent by written notice directed to Obligor at the address specified in the Security Agreement.

         (l) Obligor represents and warrants to the Purchasers that it is duly authorized to perform the Guaranty, that the Guaranty is legal, valid, binding and enforceable against Obligor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that Obligor's performance of the Guaranty do not violate or constitute a breach of its certificate of incorporation or other documents of corporate governance or any agreement to which Obligor is a party, or any applicable laws.


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         (m)      Obligor agrees to be liable for the payment of all reasonable fees and expenses, including attorney's fees, incurred by Collateral Agent or the Purchasers in connection with the enforcement of the Guaranty.

         (n) Obligor agrees that the Guaranty shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Purchasers under the Security Agreement or the Guaranty is rescinded or must be restored for any reason.

         (o) Obligor represents and warrants to the Purchasers that (a) Obligor has adequate means to obtain from Crown Crafts, on a continuing basis, information concerning Crown Crafts and Crown Craft's financial condition and affairs and has full and complete access to Crown Craft's books and records, (b) Obligor is not, nor in the future will it be, relying on Collateral Agent, Purchasers, or their employees, agents or other representatives, to provide such information, (c) Obligor is executing the Guaranty freely and deliberately, and understands the obligations and financial risk undertaken by providing the Guaranty, (d) Obligor has relied solely on the Obligor's own independent investigation, appraisal and analysis of Crown Crafts and Crown Craft's financial condition and affairs in deciding to provide the Guaranty and is fully aware of the same, and (e) Obligor has not depended or relied on Collateral Agent, the Purchasers, their employees, agents or representatives, for any information whatsoever concerning Crown Crafts or Crown Craft's financial condition and affairs or other matters material to Obligor's decision to provide the Guaranty or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. Obligor agrees that neither Collateral Agent nor the Purchasers have any duty or responsibility whatsoever, now or in the future, to provide to Obligor any information concerning Crown Crafts or Crown Craft's financial condition and affairs, and that, if Obligor receives any such information from Collateral Agent, Purchasers or their employees, agents or other representatives, Obligor will independently verify the information and will not rely on Collateral Agent, the Purchasers or their employees, agents or other representatives, with respect to such information.

         (p) THE GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         (q) OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS INSTRUMENT, OBLIGOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND OBLIGOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.


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         (r)      OBLIGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL
SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY
SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF OBLIGOR PROVIDED IN PARAGRAPH 3.05, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

         (s) NOTHING CONTAINED IN PARAGRAPH 1.01(Q) OR 1.01(R) HEREOF SHALL PRECLUDE COLLATERAL AGENT OR THE PURCHASERS FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE GUARANTY IN THE COURTS OF ANY JURISDICTION WHERE OBLIGOR OR ANY OF OBLIGOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, OBLIGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

         (t) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THE GUARANTY OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, OBLIGOR, COLLATERAL AGENT AND THE PURCHASERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

         (u) OBLIGOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

         Section 1.02 Condemnation. If all or any portion of the Property shall be damaged or taken through condemnation (which term when used in this Instrument shall include any damage or taking by any governmental authority or any transfer by private sale in lieu thereof), either temporarily or permanently, then if a Default or Event of Default is in existence, Collateral Agent shall be entitled to receive all compensation, awards and other payments or relief thereof, and Collateral Agent is hereby authorized, at its option, to commence, appear in and prosecute, in its own or in Obligor's name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Obligor to Collateral Agent. After deducting from said condemnation proceeds all of its expenses incurred in the collection and administration of such sums, including attorney's fees,

Collateral Agent may apply the net proceeds or any part thereof, at its option,
(a) to the payment of the Indebtedness hereby secured, whether or not due and in accordance with the terms of the Purchase Agreement, (b) to the repair and/or restoration of the Property or (c) for any other purposes or objects for which Collateral Agent is entitled to advance funds under this Instrument, all without affecting the lien of this Instrument; and any balance of such monies then remaining shall be paid to Obligor. Obligor agrees to execute such further assignment of any compensation, awards, damages, claims, rights of action and proceeds as Collateral Agent may require.

         Section 1.03 Care, Use and Management of Property.

                  (a) Obligor will keep the buildings, roads and walkways, landscaping and all other improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, will not commit or suffer any waste and will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Property or any part thereof.

                  (b) Obligor will not remove or demolish nor alter the structural character of any building located on the Land without the written consent of Collateral Agent.

                  (c) If the Property or any part thereof is damaged by fire or any other cause, Obligor will give immediate written notice thereof to Collateral Agent.

                  (d) Each Purchaser or its representative is hereby authorized to enter upon and inspect the Property at any time during normal business hours.

                  (e) Obligor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Property or any part thereof.

                  (f) If all or any part of the Property shall be damaged by fire or other casualty, Obligor will promptly restore the Property to the equivalent of its original condition; and if a part of the Property shall be damaged through condemnation, Obligor will promptly restore, repair or alter the remaining portions of the Property in a manner satisfactory to the Required Holders. Notwithstanding the foregoing, Obligor shall not be obligated to so restore unless in each instance, Collateral Agent agrees to make available to Obligor (pursuant to a procedure satisfactory to Collateral Agent) any net insurance or condemnation proceeds actually received by Collateral Agent hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration; provided, however, that the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration shall in no way relieve Obligor of its obligation to restore. In the event all or any portion of the Property shall be damaged or destroyed by fire or other casualty or by condemnation, Obligor shall promptly deposit with Collateral Agent a sum equal to the amount by which the estimated cost of the restoration of the Property (as determined by Collateral Agent in its good faith judgment) exceeds the actual net insurance or condemnation proceeds received by Collateral Agent in connection with such damage or destruction.

         Section 1.04 Leases and Other Agreements Affecting Property. Obligor will duly and punctually perform all terms, covenants, conditions and agreements binding upon it under any lease or any other agreement of any nature whatsoever which involves or affects the Property or any part thereof. Obligor will, at the request of Collateral Agent, furnish the Purchasers with executed copies of all leases now or hereafter created upon the Property or any part thereof and all leases now or hereafter entered into will be in form and substance subject to the prior approval of Collateral Agent. Obligor will not, without the express written consent of the Required Holders, modify, surrender or terminate, either orally or in writing, any lease now existing or hereafter created upon the Property or any part thereof, nor will Obligor permit an assignment or a subletting by any tenant without the prior express written consent of Collateral Agent. In order to further secure payment of the Indebtedness and the observance, performance and discharge of Obligor's obligations, Obligor hereby assigns, transfers and sets over under Collateral Agent all of Obligor's right, title and interest in, to and under all leases affecting the Property or any part thereof and in and to all of the rents, issues, profits, revenues, awards and other benefits now or hereafter arising from the use and enjoyment of the Property or any part thereof; reserving only the right to Obligor to collect the same so long as Obligor is not in default hereunder.

         All such leases must be subordinate to the lien of this Instrument unless Collateral Agent otherwise specifies, in which case such specific leases shall be made superior to this Instrument. Collateral Agent shall be entitled to require that certain leases be made superior to this Instrument but that certain provisions of such superior leases be made subject to this Instrument. Collateral Agent shall also be entitled to require, and Obligor shall use its best efforts to obtain, the execution of non-disturbance and attornment agreements from any tenants specified by Collateral Agent. Any form lease hereafter used by Obligor shall be first submitted to and approved by Collateral Agent. Obligor hereby authorizes and directs each present and future tenant of the Property to pay to Collateral Agent all rents and any other sums due Obligor as landlord and to perform for the direct benefit of Collateral Agent any other obligations of such tenant to Obligor as landlord, as if Collateral Agent were the landlord under such tenant's lease, immediately upon receipt of a written demand by Collateral Agent to make such payment or perform such obligation during the existence of a Default or Event of Default. No such demand by Collateral Agent shall constitute or be deemed to constitute any assumption by Collateral Agent of any obligations of the landlord under such tenant's lease. Subject only to compliance by Collateral Agent with the provisions of Paragraph 2.01, no such demand by Collateral Agent shall constitute or be deemed to constitute any wrongful interference by Collateral Agent in the affairs or business relationships for ascertaining whether any such demand by Collateral Agent is authorized or whether a default by Obligor has occurred under this Instrument. Obligor hereby waives any right, claim or action Obligor may now or hereafter have against any such tenant by reason of such tenant's payment to or performance for Collateral Agent as described above, and any such payment to or performance for Collateral Agent shall discharge the obligation of such tenant to make such payment to, or perform such obligation for, Obligor.

         Section 1.05 Security Agreement. Insofar as the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, and articles of personal property either referred to or described in this Instrument, or in any way connected with the use and enjoyment of the Property is concerned, this Instrument is hereby made and declared to be a security agreement, encumbering each and every item of personal property included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the state wherein the Land is situated. A financing statement or statements reciting this Instrument to be a security agreement, affecting all of said personal property aforementioned, shall be executed by Obligor and Collateral Agent and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Collateral Agent's sole election. Obligor and Collateral Agent agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of Obligor and Collateral Agent that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Instrument, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (1) the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Obligor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise, shall never be construed as in anyway altering any of the rights of Collateral Agent as determined by this Instrument or impugning the priority of Collateral Agent's lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Collateral Agent in the event any court shall at any time hold with respect to the foregoing (1),
(2) or (3), that notice of Collateral Agent's priority of interest to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.

         Section 1.06 Further Assurances; After-Acquired Property. At any time, and from time to time, upon request by Collateral Agent, Obligor will make, execute and deliver or cause to be made, executed and delivered, to Collateral Agent and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be rerecorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Collateral Agent, any and all such other and further deeds to secure debt, deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Collateral Agent, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligation of Obligor under the Note and under this Instrument and (b) the lien of this Instrument as a first and prior lien upon and security title in and to all of the Property, whether now owned or hereafter acquired by Obligor. Upon any failure by Obligor so to do, Collateral Agent may make, execute, record, file, re-record and/or refile any and all such deeds to secure debt, deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Obligor and Obligor hereby irrevocably appoints Collateral Agent the agent and attorney-in-fact of Obligor so to do. The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Property or any part thereof.

         Section 1.07 Expenses. Obligor will pay or reimburse Collateral Agent, upon demand therefor, for all attorney's fees, costs and expenses incurred by Collateral Agent in any suit, action, legal proceeding or dispute of any kind in which Purchasers or Collateral Agent is made a party or appears as party plaintiff or defendant, affecting or arising in connection with the Indebtedness secured hereby, this Instrument or the interest created herein, or the Property, including, but not limited to, the exercise of the power of sale contained in this Instrument, any condemnation action involving the Property or any action to protect the security hereof; and any such amounts paid by Purchasers or Collateral Agent shall be added to the Indebtedness secured by the lien of this Instrument.

         Section 1.08 Subrogation. Collateral Agent shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the Indebtedness secured hereby.

         Section 1.09 Limit of Validity. If from any circumstances whatsoever fulfillment of any provision of this Instrument or of the Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Instrument or under the Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this Paragraph 1.09 shall control every other provision of this Instrument and of the Note.

         Section 1.10 Use of Property. Obligor shall not be permitted to alter or change the use of the Property or to abandon the Property without the prior written consent of Collateral Agent.

         Section 1.11 Conveyance of Property. Obligor hereby acknowledges to Collateral Agent that (a) the identity and expertise of Crown Crafts and Obligor was and continues to be a material circumstance upon which Collateral Agent has relied in connection with, and which constitute valuable consideration to Collateral Agent for, the extending to Crown Crafts of the loan evidenced by the Note, and (b) any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Note granted to Collateral Agent by this Instrument. Obligor therefore covenants and agrees with Collateral Agent, as part of the consideration for the extending to Crown Crafts of the loan evidenced by the Note, that Obligor shall not convey, transfer, assign, further encumber or pledge any or all of its interest in the Property without the prior written consent of Collateral Agent.

                                   ARTICLE 2

         Section 2.01 Events of Default. The terms "Default", "Event of Default" or "Events of Default", wherever used in this Instrument, shall have the meaning provided for in the Purchase Agreement and shall include the failure of Borrower to perform any of its obligations under this Instrument; provided, however, immediately upon the occurrence of an Event of Default, and without regard to any time periods or opportunities to cure described in the Transaction Documents, Collateral Agent may make written demand upon any and all tenants of the Property to pay to Collateral Agent all rents and other sums and to perform for the direct benefit of Collateral Agent all obligations of such tenants, as provided in Paragraph 1.04.

         Section 2.02 Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, then the entire Indebtedness secured hereby shall, as permitted by the terms of the Transaction Documents, immediately become due and payable without notice or demand, time being of the essence of this Instrument.

         Section 2.03 Right to Enter and Take Possession.

                  (a) If an Event of Default shall have occurred and be continuing, Obligor upon demand of Collateral Agent, shall forthwith surrender to Collateral Agent the actual possession of the Property and if, and to the extent, permitted by law, Collateral Agent itself, or by such officers or agents as it may appoint, may enter and take possession of all the Property without the appointment of a receiver, or an application therefor, and may exclude Obligor and its agents and employees wholly therefrom, and may have joint access with Obligor to the books, papers and accounts of Obligor.

                  (b) If Obligor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Collateral Agent, Collateral Agent may obtain a judgment or decree conferring upon Collateral Agent the right to immediate possession or requiring Obligor to deliver immediate possession of the Property to Collateral Agent. Obligor will pay to Collateral Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Collateral Agent, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Instrument.

                  (c) Upon every such entering upon or taking of possession, Collateral Agent may hold, store, use, operate, manage and control the Property and conduct the business thereof, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Property insured; (iii) manage and operate the Property and exercise all the rights and powers of Obligor to the same extent as Obligor could in its own name or otherwise with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Collateral Agent, all as Collateral Agent from time to time may determine to be in its best interest. Collateral Agent may collect and receive all the rents, issues, profits and revenues from the Property, including those past due as well as those accruing thereafter, and, after deducting (1) all expenses of taking, holding, managing and operating the Property (including compensation for the services of all persons employed for such purposes); (2) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (3) the cost of such insurance; (4) such taxes, assessments and other similar charges as Collateral Agent may at its option pay; (5) other proper charges upon the Property or any part thereof; and (6) the reasonable compensation, expenses and disbursements of the attorneys and agents of Collateral Agent, Collateral Agent shall apply the remainder of the monies and proceeds so received by Collateral Agent, first to the payment of accrued interest; second to the payment of deposits (as may be required in Paragraph 1.04); and third to the payment of overdue installments of principal. Collateral Agent shall have no obligation to discharge any duties of a landlord to any tenant or to incur any liability as a result of any exercise by Collateral Agent of any rights under this Instrument or otherwise. Collateral Agent shall not be liable for any failure to collect rents, issues, profits and revenues from the

Property, nor shall Collateral Agent be liable to account for any such rents, issues, profits or revenues unless actually received by Collateral Agent.

                  (d) Whenever all that is due upon the Indebtedness and under any of the terms, covenants, conditions and agreements of this Instrument, shall have been paid and all Events of Default made good, Collateral Agent shall surrender possession of the Property to Obligor, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

         Section 2.04 Performance by Collateral Agent. If Obligor shall Default in the payment, performance or observance of any term, covenant or condition of this Instrument, Collateral Agent may, so long as such Default continues, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Collateral Agent in connection therewith, shall be secured hereby and shall be, upon demand, immediately repaid by Obligor to Collateral Agent with interest thereon at the default rate provided in the Security Agreement. Collateral Agent shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Collateral Agent is hereby empowered to enter and to authorize others to enter upon the Land or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Obligor or any person in possession holding under Obligor.

         Section 2.05 Receiver. If an Event of Default shall have occurred and be continuing, Collateral Agent, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without notice and without regard to the occupancy or value of any security for the Indebtedness secured hereby or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Property and to collect and apply the rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the State of Kentucky. Obligor will pay to Collateral Agent upon demand all expenses, including receiver's fees, attorney's fees, costs and agent's compensation, incurred pursuant to the provisions of this Paragraph 2.05; and all such expenses shall be secured by this Instrument.

         Section 2.06 Foreclosure. If an Event of Default shall have occurred and be continuing, Collateral Agent may either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Indebtedness or the performance of any term, covenant, condition or agreement of this Instrument or any other right, and (ii) to pursue any other remedy available to it, as Collateral Agent shall determine most effectual for such purposes.

         Section 2.07 Application of Proceeds of Sale. In the event of a foreclosure sale of the Property, the proceeds of said sale shall be applied as provided in the Purchase Agreement.

         Section 2.08 Purchase by Collateral Agent. Upon any foreclosure sale, Collateral Agent, on behalf of the Purchasers, may bid for and purchase the Property and shall be entitled to apply all or any part of the Indebtedness secured hereby as a credit to the purchase price.

         Section 2.09 Application of Proceeds of Sale. In the event of a foreclosure sale of the Property, the proceeds of said sale shall be applied as provided in the Purchase Agreement.

         Section 2.10 Obligor as Tenant Holding Over. In the event of any such foreclosure sale by Collateral Agent, Obligor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

         Section 2.11 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Obligor agrees to the full extent permitted by law, that in case of a Default or Event of Default on the part of Obligor hereunder, neither Obligor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument, or the absolute sale of the Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Obligor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshalled upon any foreclosure of the lien hereof.

         Section 2.12 Waiver of Homestead. Obligor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Indebtedness, or any part hereof.

         Section 2.13 Leases. Collateral Agent, at its option, is authorized to foreclose this Instrument subject to the rights of any tenants of the Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Obligor, a defense to any proceedings instituted by Collateral Agent to collect the sums secured hereby.

         Section 2.14 Discontinuance of Proceedings and Restoration of the Parties. In case Collateral Agent shall have proceeded to enforce any right, power or remedy under this Instrument by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Collateral Agent, then and in every such case Obligor and Collateral Agent shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Collateral Agent shall continue as if no such proceeding had been taken.

         Section 2.15 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Collateral Agent by this Instrument is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

         Section 2.16 Waiver.

                  (a) No delay or omission of Collateral Agent or of any Purchaser to exercise any right, power or remedy accruing upon any Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default, or acquiescence therein; and every right, power and remedy given by this Instrument to Collateral Agent may be exercised from time to time and as often as may be deemed expedient by Collateral Agent. No consent or waiver, expressed or implied, by Collateral Agent to or of any breach or Default by Obligor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or Default in the performance of the same or any other obligations of Obligor hereunder. Failure on the part of Purchasers to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by any Purchaser of its rights hereunder or impair any rights, powers or remedies consequent on any breach or Default by Obligor.

                  (b) If Purchasers (i) grant forbearance or an extension of time for the payment of any sums secured hereby; (ii) take other or additional security for the payment of any sums secured hereby; (iii) waive or do not exercise any right granted herein or in the Note; (iv) release any part of the Property from the lien of this Instrument or otherwise changes any of the terms, covenants, conditions or agreements of the Note or this Instrument; (v) consent to the filing of any map, plat or replat affecting the Property; (vi) consent to the granting of any easement or other right affecting the Property; or (vii) make or consent to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under the Note, this Instrument or any other obligation of Obligor or any subsequent purchaser of the Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude Collateral Agent from exercising any right, power or privilege herein granted or intended to be granted in the event of any Default then made or of any subsequent Default; nor, except as otherwise expressly provided in an instrument or instruments executed by Collateral Agent, shall the lien of this Instrument be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Collateral Agent, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Property or the Indebtedness secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

         Section 2.17 Suits to Protect the Property. Collateral Agent shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Instrument, (b) to preserve or protect its interest in the Property and in the rents, issues, profits and revenues arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Purchasers.

         Section 2.18 Collateral Agent May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Obligor, its creditors or its property, Collateral Agent, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Collateral Agent allowed in such proceedings for the entire amount due and payable by Obligor under this Instrument at the date of the institution of such proceedings and for any additional amount which may become due and payable by Obligor hereunder after such date.

         Section 2.19 WAIVER OF OBLIGOR'S RIGHTS. BY EXECUTION OF THIS INSTRUMENT AND BY INITIALING THIS PARAGRAPH 2.19, OBLIGOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE INDEBTEDNESS; (B) WAIVES ANY AND ALL RIGHTS WHICH OBLIGOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY COLLATERAL AGENT OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO COLLATERAL AGENT, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS INSTRUMENT; (C) ACKNOWLEDGES THAT OBLIGOR HAS READ THIS INSTRUMENT AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO OBLIGOR AND OBLIGOR HAS CONSULTED WITH COUNSEL OF OBLIGOR'S CHOICE PRIOR TO EXECUTING THIS INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF OBLIGOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY OBLIGOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

                              INITIALED BY OBLIGOR:

                                 ---------------

         Section 2.20 Claims Against Collateral Agent and Purchasers. No action at law or in equity shall be commenced, or allegation made, or defense raised, by Obligor against Collateral Agent or Purchasers for any claim under or related to this Instrument, the Note or any other instrument, document, transfer, conveyance, assignment or loan agreement given by Obligor with respect to the Indebtedness secured hereby, or related to the conduct of the parties thereunder, unless written notice of such claim, expressly setting forth the particulars of the claim alleged by Obligor, shall have been given to Collateral Agent within sixty (60) days from and after the initial awareness of Obligor of the event, omission or circumstances forming the basis of Obligor for such claim. Any failure by Obligor to timely provide such written notice to Collateral Agent shall constitute a waiver by Obligor of such claim.

                                   ARTICLE 3

         Section 3.01 Successors and Assigns. This Instrument shall inure to the benefit of and be binding upon Obligor, Collateral Agent and their respective heirs, executors, legal representatives, successors and assigns. Whenever a reference is made in this Instrument to

Obligor or Collateral Agent such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Obligor or Collateral Agent.

         Section 3.02 Terminology. All personal pronouns used in this Instrument whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Instrument itself, and all references herein to Articles, Paragraphs or subparagraphs thereof, shall refer to the corresponding Articles, Paragraphs or subparagraphs thereof, of this Instrument unless specific reference is made to such Articles, Paragraphs or subparagraphs thereof of another document or instrument.

         Section 3.03 Severability. If any provision of this Instrument or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Instrument and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         Section 3.04 Applicable Law. This Instrument shall be interpreted, construed and enforced according to the laws of the State of Kentucky.

         Section 3.05 Notices. Except as otherwise provided herein, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered the next succeeding Domestic Business Day after timely delivery to the courier, if sent by overnight courier; at the time delivered by hand, if personally delivered; or when receipt is acknowledged, if (i) telecopied (followed by delivery of written copy thereof sent by overnight courier on the same day as such notice is given), or (ii) sent by registered or certified mail, return receipt requested, addressed to Obligor or Collateral Agent as follows:

         If to Obligor:

                  Churchill Weavers, Inc.
                  c/o Crown Crafts, Inc.
                  1600 RiverEdge Parkway
                  Suite 200
                  Atlanta, Georgia 30328
                  Attn: E. Randall Chestnut, Chief Executive Officer Telecopy Number: (404) 644-6233
                  Telephone Number: (404) 644-6230

                  with a copy to:

                  Rogers & Hardin
                  2700 International Tower
                  Peachtree Center
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia 30303
                  Attn:  Steven E. Fox, Esq.
                  Telecopy Number:  (404) 525-2224
                  Telephone Number: (404) 522-4700

         If to Collateral Agent:

                  Wachovia Bank, N.A.
                  191 Peachtree Street
                  30th Floor
                  Atlanta, Georgia 30303
                  Attn: Leveraged Finance
                  Telecopy Number: (404) 332-6920
                  Telephone Number: (404) 332-1383

                  with a copy to:

                  Jones, Day, Reavis & Pogue
                  3500 SunTrust Plaza
                  303 Peachtree Street, Suite 3500
                  Atlanta, Georgia 30308
                  Attn:  Christopher L. Carson, Esq.
                  Telecopy Number:  (404) 581-8330
                  Telephone Number:  (404) 581-8035

or to such other address as any party may designate for itself by like notice.

         Section 3.06 Assignment. This Instrument is assignable by Collateral Agent, and any assignment hereof by Collateral Agent shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Collateral Agent.

         Section 3.07 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Obligor under this Instrument, the Note and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Indebtedness.

         Section 3.08 Subordination to Prior Mortgage. This Instrument and the liens and security interest created hereby are subject and subordinate to that certain Mortgage, Security Agreement and Fixture Financing Statement dated September 22, 1999 and recorded in Mortgage Book 586, Page 332, in the Office of the Clerk of Madison County, Kentucky, Records.

         Section 3.09 Fixture Filing. FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE, THE FOLLOWING INFORMATION IS FURNISHED:

         (a) The name and address of the record owner of the real estate described in this Instrument is:

                  Churchill Weavers, Inc.
                  c/o Crown Crafts, Inc.
                  1600 RiverEdge Parkway, Suite 200
                  Atlanta, Georgia 30328

         (b)      The name and address of the debtor/mortgagor is:

                  Churchill Weavers, Inc.
                  c/o Crown Crafts, Inc.
                  1600 RiverEdge Parkway, Suite 200
                  Atlanta, Georgia 30328

         (c)      The name and address of the secured party/mortgagee is:

                  Wachovia Bank, N.A., as agent
                  191 Peachtree Street, 30th Floor
                  Atlanta, Georgia 30303

         (d) Information concerning the security interest evidenced by this Instrument may be obtained from the secured party at its address above.

         (e) This Instrument covers debts which are or are to become fixtures.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Obligor has executed this Instrument under seal, as of the day and year first above written.

                                    CHURCHILL WEAVERS, INC., a
                                    Kentucky corporation



                                    By: /s/ E. Randall Chestnut
                                       -----------------------------------------
                                    Printed Name: E. Randall Chestnut
                                                  ------------------------------
                                    Printed Title: Vice President
                                                   -----------------------------

                                    Attest: /s/ Robert A. Enholm
                                            ------------------------------------
                                    Printed Name: Robert A. Enholm
                                                  ------------------------------
                                    Printed Title: Secretary
                                                   -----------------------------

STATE OF               )
                       )         ss:
COUNTY OF              )

         The foregoing instrument was acknowledged before me this day 24th of July, 2001, by E. Randall Chestnut, as the Vice President of Churchill Weavers, Inc., a Kentucky corporation, on behalf of the corporation.


                                             /s/ Janice I. Dillingham
                                             ----------------------------------
                                             NOTARY PUBLIC

                                                         [NOTARIAL SEAL]

                                             My Commission Expires:
                                                                   ------------


THIS INSTRUMENT PREPARED BY
AND UPON RECORDATION, RETURN TO:



--------------------------------------------
Tracy S. Plott, Esq.
Jones, Day, Reavis & Pogue
3500 SunTrust Plaza
303 Peachtree Street
Atlanta, Georgia 30308-3242

                                   EXHIBIT "A"

                               Description of Land

(Churchill Weavers, 100 Churchill Drive, Berea, Madison County, Kentucky 40403)

A certain tract of land located on the south side of Lorraine Court, approximately 420 feet east of Estill Street in Berea, Madison Co., Kentucky, and being bound by survey (job no. 5592) made November 22, 1995, by Charles E. Black, a Licensed Land Surveyor (L.S. 670), and shown as Tract 4A on a certain plat which is recorded in Plat Book 13, page 65, in the office of the Madison County Clerk, Richmond, Kentucky, to which reference is made for a more complete description, and said property being more particularly described as follows:

TRACT 4A:

Beginning at an existing pipe in the south right of way line of Lorraine Court and corner to lot 9 of Lorraine Court Subdivision; thence leaving said right of way line with the line of lot 9 S41(degree) 19' 32"E 151.82 feet to an existing bolt in a 1/2" pipe; thence continuing with lot 9 for a portion of and lot 11 for the remainder of N53(degree) 32' 00" E 100.01 feet to a steel pin at the common corner of lot's 11 & 13; thence leaving the line of lot 11 on a new line dividing the lands of Tract 4 S51(degree) 02' 37" E 266.00 feet to an existing steel pin & cap in the line of the Berea Country Club; thence continuing with the lines of the Berea Country Club two (2) calls: S39(degree) 12' 22" E 325.21 feet to an existing steel pin; thence, S45(degree) 55' 37" W 157.78 feet to an existing 3/4" pipe & cap in the line of lot 8 of Churchill Acres Subdivision (Robert Nunnery); thence leaving the lines of the Berea Country Club with the line of lot 8 for a portion of, lot 7 (John S. Cooke) for a portion of, lot 6 (J. Randolph Osborne) for a portion of and lot 5 (London Peoples) for the remainder of four (4) calls: N44(degree) 17' 09" W 142.99 feet to an existing 3/4" pipe; thence, S45(degree) 20' 15" W 123.61 feet to an existing steel pin & cap; thence, N49(degree) 16' 36" W 238.40 feet to an existing 1 1/2" pipe; thence, N49(degree) 16' 36" W 227.37 feet to an existing 1 1/2" pipe and common corner to Tract 5; thence continuing with the line of Tract 5 N24(degree) 09' 10" W 25.39 feet to an existing steel pin & cap and corner to Lot 1 of Lorraine Court Subdivision; thence continuing with lot 1 N54(degree) 06' 54" E 63.00 feet to an existing 6" bolt and common corner to lot 1 & 3; thence continuing with lot 1 N41(degree) 22' 15" W 140.30 feet to an existing steel pin & cap in the south right of way line of Lorraine Court; thence continuing with said right of way line N48(degree) 51' 06" E 150.21 feet to an existing pipe and point of beginning and containing 4.44 acres.

Being a portion of the property conveyed to Obligor by David C. Churchill and Eleanor F. Churchill, husband and wife, pursuant to that certain Deed recorded in Deed Book 152, Page 335, of the real estate records of Madison County, Kentucky.

                                   EXHIBIT "B"

                              Permitted Exceptions

1. Such encumbrances or exceptions to title as are of record prior to date of recordation of this instrument.

2. Such encumbrances or exceptions to title as would be revealed by a current survey of the property.